UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

_________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) November 23, 2005

AT&T Inc.
(Exact Name of Registrant as Specified in Charter)

                                                                             Delaware                                                          1-8610                                                       43-1301883
                                                               (State or Other Jurisdiction of                     (Commission File Number)                (IRS Employer Identification No.)
                                                                          Incorporation)

175 E. Houston, San Antonio, Texas 78205
(Address of Principal Executive Offices) (Zip Code)

        Registrant’s telephone number, including area code (210) 821-4105

__________________________________
(Former Name or Former Address, if Changed Since Last Report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_|	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
|_|	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
|_|	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))
|_|	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

As described below, AT&T Corp. (“ATTC”), a wholly-owned subsidiary of the Registrant, AT&T Inc., formerly known as SBC Communications Inc., will redeem an aggregate principal amount of $237,074,000 in currently outstanding long-term debt that was previously issued by ATTC.

On November 23, 2005, ATTC provided irrevocable notice to the Bank of New York, as Trustee (the “Trustee”), that it will redeem all of the outstanding principal amount of each of the following four long-term debt issues in accordance with the terms of the Indenture dated as of September 7, 1990 with the Trustee. The redemption date will be December 23, 2005.

The four issues are:

(1) 8.60% $33,112,000 Debentures due 5/15/25

(2) 8.35% $25,000,000 Debentures due 5/15/25

(3) 8.35% $300,000,000 Debentures due 5/15/25 (of which $162,074,000 is currently outstanding)

(4) 8.00% $50,000,000 Debentures due 5/15/25 (of which $16,888,000 is currently outstanding)

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AT&T Inc.

Date: November 28, 2005	By /s/ John J. Stephens John J. Stephens Vice President and Controller